Exhibit 10.1
AMENDMENT NO. 3
TO
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
This Amendment No. 3 to Agreement and Plan of Merger and Reorganization (this “Amendment”) is made and entered into as of December 28, 2021, by and among I-ON DIGITAL CORP., a Delaware corporation (the “Company”), CDI ACQUISITION CORP., a Delaware corporation (“Acquisition”) and CARDIO DIAGNOSTICS, INC., a Delaware corporation (“CDI”).

RECITALS:
A.        Company, Acquisition, CDI and the shareholders of CDI (the “CDI Shareholders”) entered into that certain Agreement and Merger and Reorganization dated as of April 27, 2021 (the “Merger Agreement”) as amended on August 29, 2021 and October 11, 2021.

B.         The parties hereto now desire to amend the Merger Agreement in accordance with Section 8.11 of the Merger Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Amendment.

Section 7.1(a) of the Merger Agreement is hereby deleted in its entirety and amended and restated in its entirety to read as follows:

(a) This Agreement may be terminated by either the CDI Directors or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any  governmental body  which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal  counsel,  makes  it  inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose  approval  is  required  to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of CDI or the Company, respectively, in the assets, properties, business, or financial condition of CDI or the Company,  which could have a materially adverse affect on the value of the business of CDI or the Company, respectively, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by February 28, 2022, or such other date as Company and CDI may agree upon in writing. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions contemplated thereby.

2.         Reimbursement of Expenses. Upon the execution of this Amendment, CDI hereby agrees to reimburse any the expenses incurred by the Company for the costs actually incurred by the Company for the preparation and filing of the Form 10-K for the year ending December 31, 2021 including any accounting, auditing, legal and filing fees related to same.

3.          No Implied Amendments; Effective Date. Except as amended herein, all terms and provisions contained in the Merger Agreement shall remain in full force and effect. Each of the parties hereto agrees that the amendment to the Merger Agreement contained herein shall be effective upon the execution of this Amendment by each party hereto. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Merger Agreement shall mean the Merger Agreement as amended by this Amendment.

4.          Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Amendment may be delivered by facsimile and by scanned portable document format image.  Facsimiles or other electronic copies of signatures will be deemed to be originals.

5.          Defined Terms.  Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Merger Agreement.

6.          Choice of Law.  This Amendment is to be construed and governed by the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned effective as of the date first above written.
I-ON DIGITAL CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: Chief Executive Officer

CDI ACQUISITION CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: President

CARDIO DIAGNOSTICS, INC.

By:	/s/ Meeshanthini V. Dogan
Name: Meeshanthini V. Dogan
Title: Chief Executive Officer